UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2012, Post Properties, Inc. (the “Company”) and its operating partnership, Post Apartment Homes, L.P. (the “Operating Partnership”), entered into a Distribution Agreement with each of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Cantor Fitzgerald & Co. and Mitsubishi UFJ Securities (USA), Inc. (collectively, the “Agents”), pursuant to which the Company may offer and sell, from time to time, through the Agents, as the Company’s agents, or to the Agents for resale, up to 4,000,000 shares of the Company’s common stock, par value $0.01 per share (collectively, the “Distribution Agreements”).

The common shares sold in the offering will be issued pursuant to a prospectus dated May 31, 2012, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2012, in connection with one or more offerings of shares from the Company’s effective shelf registration statement on Form S-3 dated May 31, 2012. Sales of the Company’s common shares through the Agents, if any, will be made in amounts and at times to be determined by the Company from time to time, but the Company has no obligation to sell any of the shares in the offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common shares and determinations by the Company of the appropriate sources of funding for the Company.

Under the Distribution Agreements, the Agents have agreed to use commercially reasonable efforts consistent with their normal trading and sales practices to sell common shares in agency transactions. Each Distribution Agreement provides that each Agent will be entitled to compensation up to 2% of the gross sales price per share for any of the common shares sold under the relevant Distribution Agreement in agency transactions. In addition, the Company may also sell common shares to the Agents as principals for their own accounts at prices agreed upon at the time of sale.

Sales of the shares, if any, under the Distribution Agreements may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the common shares in the offering, and may at any time suspend solicitation and offers under the Distribution Agreements or terminate the Distribution Agreements. The Company intends to use the proceeds from any sales for general corporate purposes.

Each Distribution Agreement contains customary representations, warranties and agreements of the Company and the Operating Partnership and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Distribution Agreements are filed as Exhibits 1.1, 1.2, 1.3 and 1.4 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Distribution Agreements and the transactions contemplated thereby is qualified in its entirety by reference to Exhibits 1.1, 1.2, 1.3 and 1.4.

Item 8.01. Other Events.

On May 31, 2012, the Company announced the offering via press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibits 5.1 and 23.1 are filed herewith in connection with the Company’s effective registration statement on Form S-3 dated May 31, 2012 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 1.1	Distribution Agreement, dated May 31, 2012 among the Company, the Operating Partnership and J.P. Morgan Securities LLC.

Exhibit 1.2	Distribution Agreement, dated May 31, 2012 among the Company, the Operating Partnership and Wells Fargo Securities, LLC.

Exhibit 1.3	Distribution Agreement, dated May 31, 2012 among the Company, the Operating Partnership and Cantor Fitzgerald & Co.

Exhibit 1.4	Distribution Agreement, dated May 31, 2012 among the Company, the Operating Partnership and Mitsubishi UFJ Securities (USA), Inc.

Exhibit 5.1	Opinion of King & Spalding LLP regarding the validity of the shares.

Exhibit 23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

Exhibit 99.1	Press Release dated May 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2012

POST PROPERTIES, INC.

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2012

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC., as General Partner

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer